Exhibit 4.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT OF 1933”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933;

(2) AGREES THAT IT WILL NOT PRIOR TO THE DATE ONE YEAR, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE 1.50% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2018 OF ICONIX BRAND GROUP, INC. (THE “COMPANY”) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR ANY COMMON STOCK THAT MAY BE ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR (D) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE

SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT (IN THE CASE OF CLAUSE (D)) TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH TRANSFER, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRUSTEE; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSES 2(A) OR (C) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

BY ACCEPTANCE OF A NOTE, EACH HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THE NOTES CONSTITUTES THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS, RULES OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE “SIMILAR LAWS”), OR ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT OR (B) THE PURCHASE AND HOLDING OF THE NOTES BY SUCH HOLDER WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

ICONIX BRAND GROUP, INC.

1.50% Convertible Senior Subordinated Notes due 2018

No. 1	CUSIP: 451055 AD9

Iconix Brand Group, Inc., a Delaware corporation, promises to pay to Cede & Co. or registered assigns the principal amount of Four Hundred Million dollars ($400,000,000) or such other amount reflected in the books and records of the Depositary and the Trustee on March 15, 2018.

This Security shall bear interest as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

Additional provisions of this Security are set forth on the other side of this Security.

Dated: March 18, 2013

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ICONIX BRAND GROUP, INC.

By:
Name:
Title:

By:
Name:
Title:

Dated: March 18, 2013

Trustee’s Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF SECURITY]

ICONIX BRAND GROUP, INC.

1.50% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2018

1.	INTEREST

Iconix Brand Group, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay cash interest on the principal amount of this Security at the rate of 1.50% per annum. Interest will accrue from, and including, March 18, 2013, which is the original issue date of the Securities, or from the most recent date to which interest has been paid or provided for to, but not including, the applicable Interest Payment Date. The Company shall pay interest semiannually on March 15 and September 15 of each year (each, an “Interest Payment Date”), commencing September 15, 2013. Cash interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

Any payment required to be made on a day that is not a Business Day shall be made on the immediately succeeding Business Day and no additional interest or other amount will accrue thereon as a result of such delay. Any reference herein to interest accrued or payable as of any date shall include any Rule 144 Default Additional Interest and any Reporting Default Additional Interest accrued or payable on such date as provided in the Indenture.

Interest will cease to accrue on a Security upon its maturity, conversion or purchase by the Company at the option of a holder.

No sinking fund is provided for the Securities.

2.	METHOD OF PAYMENT

The Company shall pay interest on this Security (except defaulted interest) to the Person who is the Holder of this Security at 5:00 p.m., New York City time, on March 1 or September 1, as the case may be (each, a “Regular Record Date”), immediately preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Company may pay principal and interest in respect of any Certificated Security by check or by wire transfer in immediately available funds; provided, however, that a Holder with an aggregate principal amount of $2,000,000 or more will be paid by wire transfer in immediately available funds at the election of such Holder, if such Holder has provided wire transfer instructions to the Trustee at least five Business Days prior to the applicable Payment Date. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

3.	PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its wholly owned Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.	INDENTURE, LIMITATIONS

This Security is one of a duly authorized issue of Securities of the Company designated as its 1.50% Convertible Senior Subordinated Notes Due 2018 (the “Securities”), issued under an Indenture dated as of March 18, 2013 (together with any supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this security is referred to the Indenture and said Act for a statement of them. Capitalized terms not otherwise defined herein have the meaning ascribed to such terms in the Indenture.

The Securities are unsecured obligations of the Company initially limited to $400,000,000 aggregate principal amount. The Company may issue Additional Securities in accordance with Section 2.11. The Indenture does not limit other debt of the Company, secured or unsecured.

5.	PURCHASE OF SECURITIES AT HOLDERS’ OPTION UPON A FUNDAMENTAL CHANGE

If a Fundamental Change occurs prior to the Maturity Date, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash, all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on a date specified by the Company that is not less than 30 nor more than 45 days after the later of the Fundamental Change Effective Date and the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Purchase Date and upon receipt of a Fundamental Change Purchase Notice from such Holder. The Holder shall have the right to withdraw any Fundamental Change Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to 5:00 p.m., New York City time, on the Business Day next preceding the Fundamental Change Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

6.	[INTENTIONALLY OMITTED.]

7.	CONVERSION

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, to convert any Securities or portion thereof that is $1,000 or multiples thereof at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon surrender of this Security, together with a Conversion Notice as provided in the Indenture and this Security, to the Company at the office or agency of the Company maintained for that purpose in New York City and, unless the shares of Common Stock issuable on conversion are to be issued in the same name as this Security, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by its duly authorized attorney. Upon conversion, the Conversion Obligation shall be satisfied by delivery of cash by and Common Stock, if any, by the Company. The initial Conversion Rate shall be 32.4052 shares of Common Stock for each $1,000 principal amount of Securities. No fractional shares of Common Stock will be issued upon any conversion, but an adjustment in cash will be paid to the Holder by the Company, as provided in the Indenture, in respect of any fraction of a share that would otherwise be issuable by the Company upon the surrender of any Security or Securities for conversion. No adjustment shall be made for dividends or any shares issued upon conversion of such Securities except as provided in the Indenture. In no event shall the aggregate number of shares of Common Stock to be issued pursuant to the foregoing clause per $1,000 principal amount of Securities exceed either (i) 42.9368 shares or (ii) absent stockholder approval required by the continued listing standards of The NASDAQ Global Market, the Share Cap, as defined in the Indenture.

The Conversion Rate on any Securities surrendered in connection with a Make Whole Fundamental Change may be increased by an amount, if any, determined in accordance with Section 5.01(j) of the Indenture.

8.	DENOMINATIONS, TRANSFER, EXCHANGE

The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents.

9.	PERSONS DEEMED OWNERS

The Holder of a Security may be treated as the owner of it for all purposes.

10.	UNCLAIMED MONEY

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law and the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

11.	AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of the Holders in any material respect.

12.	SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

13.	DEFAULTS AND REMEDIES

An Event of Default shall occur upon the occurrence of any of the events specified in Section 9.01 of the Indenture. Upon the occurrence of an Event of Default, the principal amount of this Security and accrued and unpaid interest shall be subject to becoming due and payable on the terms set forth in the Indenture. Holders of Securities may, on the terms set forth in the Indenture, rescind and annul the consequences of any such acceleration.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest or in the payment of any purchase obligation or the Company’s failure to convert Securities) if and so long as it determines that withholding notice is in their interest. The Company is required to file periodic certificates with the Trustee as to the Company’s compliance with the Indenture and knowledge or status of any Default.

14.	TRUSTEE DEALINGS WITH THE COMPANY

The Bank of New York Mellon Trust Company, N.A., the initial Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

15.	NO RECOURSE AGAINST OTHERS

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

16.	AUTHENTICATION

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

17.	ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

18.	INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Iconix Brand Group, Inc., 1450 Broadway, New York, NY 10018, Attention: Andrew Tarshis, Senior Vice President and General Counsel, facsimile: (212) 391-0127.